                                        Registration No.

             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                         Form S-8
    REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                     Haven Bancorp, Inc.
    (Exact name of registrant as specified in its charter)

                         Delaware
 (State or other jurisdiction of incorporation or organization)

                        11-3153802
            (I.R.S. Employer Identification No.)

                   93-22 Jamaica Avenue
                Woodhaven, New York  11421
                      (718) 847-7041
   (Address, including Zip Code, of principal executive offices)

           Haven Bancorp, Inc. 1996 Stock Incentive Plan
                  (Full title of the Plan)

                                        Copy to:
Phillip S. Messina                      Lisa M. Miller, Esq.
President and Chief Executive Officer   Thacher Proffitt & Wood
Haven Bancorp, Inc.                     Two World Trade Center
93-22 Jamaica Avenue                    39th Floor
Woodhaven, New York  11421              New York, New York  10048
(718) 847-7041                          (212) 912-7400

(Name and address, including Zip Code, telephone number and area code, of agent for service)
                      _______________

CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum      Proposed Maximum
Title of Securities             Amount to be       Offering Price          Aggregate           Amount of
to be Registered                Registered(1)    Price Per Share (2)   Offering Price (2)   Registration Fee
Common Stock, $0.01 par value   210,000 shares        $27.625             $5,451,309            $1,879.76

(1) Based on the number of shares of common stock of Haven Bancorp, Inc. ("Haven") currently reserved for issuance under the Haven Bancorp, Inc. 1996 Stock Incentive Plan ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Haven that, by reason of certain events specified in the Plan, may become issuable under the Plan or options granted thereunder.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares of restricted stock and shares subject to outstanding options are deemed to be offered at the average of the bid and ask prices of Haven common stock on the date of grant or the prices at which such options may be exercised and shares that may be granted as restricted stock or acquired through the exercise of options granted in the future are deemed to be offered at $27.625 per share, the average of the bid and ask prices of Haven common stock at the close of the day on June 24, 1996 as reported on the Nasdaq National Market.

                           PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION.

     Not required to be filed with the Commission.


NOTE:  The document containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended
("Securities Act").


                          PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant (File No. 000-21628) are incorporated by reference in this registration statement:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

     (2)  the description of the Registrant's Common Stock (the
"Common Stock") contained in the Registrant's Registration
Statement on Form S-1 filed on April 14, 1993, Registration No. 33-61048, and any amendments thereto;

     (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (4)  the Registrant's Current Reports on Form 8-K, dated
January 25, 1996, as amended, filed by the Registrant pursuant to
Section 13 of the Exchange Act; and

     (5)  the Haven Bancorp, Inc. Proxy Statement dated March 20,
1996 for the Annual Meeting of Shareholders held on April 24, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Haven Bancorp, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Catherine Califano, Haven Bancorp, Inc., 93-22 Jamaica Avenue, Woodhaven, New York 11421. Telephone requests may be directed to (718) 847-7041.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Thacher
Proffitt & Wood, Two World Trade Center, 39th Floor, New York, New
York 10048.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("GCL") and by the Certificate of Incorporation of the Registrant.

Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonable incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination.

     If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

     The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of Haven Bancorp, Inc. and its subsidiaries through Aetna Casualty & Surety for one year policy terms ending April 14, 1997.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Haven Bancorp, Inc. pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.  EXHIBITS.

4.1    Haven Bancorp, Inc. 1996 Stock Incentive Plan
4.2 Forms of Option and Restricted Stock Agreements for Employees and Directors under the Plan
4.3 Certificate of Incorporation of Haven Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on April 14, 1993, Registration No. 33-61048, and any amendments thereto.
4.4 By-Laws of Haven Bancorp, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
23.2   Consent of KPMG Peat Marwick LLP.


ITEM 9.  UNDERTAKINGS.

A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Woodhaven, State of New York on the 28th day of June, 1996.

                                      Haven Bancorp, Inc.
                                        (Registrant)

                                      /s/ Philip S. Messina
                                  By: ________________________
                                      Philip S. Messina
                                      President and Chief Executive
                                        Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                               TITLE                                  DATE
/s/ Philip S. Messina
__________________________   President and Chief Executive Officer               June 28, 1996
Phillip S. Messina           (Principal Executive Officer) and Director

/s/ Catherine Califano
__________________________   Senior Vice President and Chief Financial Officer   June 28, 1996
Catherine Califano           (Principal Financial and Accounting Officer)

/s/ George S. Worgul
__________________________   Director and Chairman of the Board                  June 28, 1996
George S. Worgul

/s/ Robert L. Koop
__________________________   Director                                            June 28, 1996
Robert L. Koop

/s/ Robert J. Webster
__________________________   Director                                            June 28, 1996
Robert J. Webster

/s/ William J. Claffey
__________________________   Director                                            June 28, 1996
William J. Claffey

/s/ Robert M. Sprotte
__________________________   Director                                            June 28, 1996
Robert M. Sprotte

/s/ Joseph A. Ruggiere
__________________________   Director                                            June 28, 1996
Joseph A. Ruggiere

/s/ Michael J. Fitzpatrick
__________________________   Director                                            June 28, 1996
Michael J. Fitzpatrick

/s/ Robert M. Cashill
__________________________   Director                                            June 28, 1996
Robert M. Cashill

                          EXHIBIT INDEX

Exhibit
Number    Description


4.1       Haven Bancorp, Inc. 1996 Stock Incentive Plan
4.2 Forms of Option and Restricted Stock Agreements for Employees and Directors under the Plan
4.3 Certificate of Incorporation of Haven Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, filed on April 14, 1993, Registration No. 33-61048, and any amendments thereto
4.4 By-Laws of Haven Bancorp, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1      Consent of Thacher Proffitt & Wood (included in
          Exhibit 5 hereof).
23.2      Consent of KPMG Peat Marwick LLP.